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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 DESIGNS,INC
                (Name of Registrant as Specified In Its Charter)

                                 DESIGNS, INC
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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[DESIGNS LETTERHEAD]



                               September 23, 1999

Dear Fellow Stockholder:

                             YOUR VOTE IS IMPORTANT
                           RETURN THE BLUE PROXY TODAY

      We must send Holtzman a clear message to stop his repeated efforts to take control of your Company. Regardless of how many shares you own, YOUR VOTE IS VERY IMPORTANT. If you have not already done so, your Board of Directors urges you to return today the enclosed BLUE proxy card. If your shares are held in street name, contact your broker or bank and make sure that they complete a BLUE proxy card on your behalf.

               HOLTZMAN HAS OFFERED NOTHING BUT UNNECESSARY COSTS
              AND THE DESTRUCTION OF THE LEVI STRAUSS RELATIONSHIP

      Holtzman engaged in an unsuccessful effort to replace your Board of Directors beginning in December 1998, and ending in February 1999. The cost of preserving your Company from this attack was high, both in terms of dollars and management time.

      Thereafter, he claimed that he had the desire and the financing to purchase the Company for $3.65 per share. Management spent valuable time and dollars responding to his requests for information and to his unfounded accusations relating to the sale process. He then abandoned his purchase proposal. Did he not have the financing that he claimed he could obtain? Did he not have a real desire to purchase the Company? Was he really on a fishing expedition for his next proxy contest?

      Holtzman refused to accept the stockholders' verdict in February 1999. This new attempt to replace your Board of Directors is unnecessarily costing the Company significant financial and managerial resources.

      What does Holtzman offer?

1. HOLTZMAN OFFERS THE PROBABLE DESTRUCTION OF THE COMPANY'S CRITICAL RELATIONSHIP WITH LEVI STRAUSS.

      Levi Strauss states that it has the right to terminate our Trademark License Agreement if Holtzman's slate takes control. Levi Strauss says that it is "unlikely that Jewelcor will establish a productive relationship with Levi Strauss" if Jewelcor wins the proxy contest.



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2.    HOLTZMAN OFFERS THE POSSIBILITY THAT HE WILL BUY THE COMPANY ON THE CHEAP
      WITH NO APPROPRIATE PREMIUM TO ALL STOCKHOLDERS.

      His idea of using your Company's money to buy back stock would allow him to significantly increase his percentage ownership at your expense. After terminating the stockholder rights plan, he would be in a position to acquire more Company stock and take control of the Company without paying an appropriate premium to all stockholders.

3. HOLTZMAN OFFERS NO IDEAS WHATSOEVER FOR CHANGING THE BASIC OPERATING STRATEGY OF THE COMPANY.

      The strategy of your team is working in 1999. We are focusing on the profitable and growing chain of Levi's(R) and Dockers(R) outlets. At these outlets: TOTAL SALES ARE UP, TOTAL PROFITS ARE UP. Holtzman offers no suggestions for a change in our direction.

      Holtzman needs to receive the clear message to stop trying to take control of your company. Please return the enclosed BLUE card today.

      WE RESPECTFULLY REQUEST THAT YOU NOT RETURN THE WHITE PROXY CARD SENT TO YOU BY HOLTZMAN AND JEWELCOR. IF YOU HAVE PREVIOUSLY RETURNED A WHITE CARD, EVEN TO WITHHOLD AUTHORITY TO VOTE, PLEASE SIGN AND RETURN THE ENCLOSED BLUE CARD TODAY. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE A PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR COMPLETING A BLUE PROXY CARD.

                                          Sincerely,


                                          James G. Groninger
                                          Chairman of the Special Committee




IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE, PLEASE CALL INNISFREE M&A INCORPORATED TOLL-FREE AT (888) 750-5834. BANKS AND BROKERS CALL COLLECT TO
(212) 750-5833


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[DESIGNS LETTERHEAD]





                                                              September 20, 1999

Dear Fellow Stockholder:


         WHAT CAN HOLTZMAN'S SLATE OF DIRECTORS POSSIBLY ADD TO YOUR COMPANY? WE THINK THE ANSWER IS CLEAR - ABSOLUTELY NOTHING. And worse, Holtzman offers the very substantial risk of THE LOSS OF THE LEVI STRAUSS RELATIONSHIP. Look at Holtzman's claims, and then look behind them.

HOLTZMAN CLAIMS his slate can work effectively with Levi Strauss.

BUT CONSIDER THIS

         Levi Strauss, which supplies more than 97% of the Company's products, has clearly stated:

- It has the right to terminate its Trademark License Agreement with Designs if Holtzman's slate takes control.

- It is "UNLIKELY THAT JEWELCOR WILL ESTABLISH A PRODUCTIVE RELATIONSHIP WITH LEVI STRAUSS."

HOLTZMAN CLAIMS that in the first half of 1999 he wanted to purchase the Company for $3.65 per share.

BUT CONSIDER THIS

- The Company gave Holtzman an enormous amount of information to help him in the process.

-        Holtzman walked away from his $3.65 per share bid.
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-        Holtzman has not indicated any interest in purchasing the Company if his slate of directors is elected.

- Was his real motive a fishing expedition to gain information for a proxy contest?

HOLTZMAN CLAIMS that he wants the Company to buy back one-third of its outstanding stock and remove its rights plan.

BUT CONSIDER THIS

- He would be using your Company's money to increase his percentage owner ship of the Company and would be in a position to acquire more Company stock on the cheap. Indeed, given Levi Strauss' position relating to Holtzman's attempted takeover, the price could end up being very cheap.

HOLTZMAN CLAIMS that he is confident that he can find financing for the Company's operating needs and for a large stock buy-back program.

BUT CONSIDER THIS

- WHO WILL LEND TO THE COMPANY IN THE FACE OF LEVI STRAUSS' POSITION RELATING TO HOLTZMAN'S ATTEMPTED TAKEOVER OF YOUR COMPANY?

- Holtzman's operation of Jewelcor Incorporated ended in a bankruptcy filing. What impact would this have on a lender's decision to lend money to a Holtzman-controlled Designs?

- BankBoston, the Company's principal lender, litigated with Jewelcor Inc. and lost millions in the Jewelcor Inc. bankruptcy. How long would BankBoston be the lender to a Holtzman-controlled Designs?

         What is most important to our stockholders is for the Company to effectively implement a strategy that will produce sustainable growth in profits. Holtzman offers no alternative whatsoever to our current operating strategy except to look for ways to reduce overhead.

         We have already reduced overhead by 27% since 1997, and management continues to examine ways to responsibly reduce overhead. Results through August of this year show that our strategy is working.

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         ALL THAT HOLTZMAN OFFERS YOUR COMPANY IS THE LIKELIHOOD OF DESTROYING
ITS CRITICAL RELATIONSHIP WITH LEVI STRAUSS. We urge you to preserve your Company by completing and returning the enclosed BLUE proxy card.




                                        Sincerely,



                                        James G. Groninger
                                        Chairman of the Special Committee





IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE A PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR COMPLETING A BLUE PROXY CARD.


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